SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2017

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of	Commission File Number	(IRS Employer
Incorporation or Organization	Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000)
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01.      OTHER EVENTS

On July 20, 2017, our wholly-owned operating subsidiary, J.B. Hunt Transport, Inc. (“J.B. Hunt Transport”), entered into an Equity Interests Purchase Agreement (the “Agreement”) with Special Logistics Dedicated, LLC, a Texas limited liability company (“SLD”), Special Dispatch of San Antonio, Inc., a Texas corporation (“Special Dispatch”), LaRose Holdings, LLLP, a Delaware limited liability limited partnership, 2017 Albert J. LaRose, Jr. Charitable Remainder Unitrust, and Back Holdings, LLLP, a Delaware limited liability limited partnership, under which J.B. Hunt Transport will acquire SLD and Special Dispatch.

Under the terms of the Agreement, J.B. Hunt Transport will purchase all of the outstanding membership interests and stock of SLD and Special Dispatch for a total cash purchase price of $136 million, less the amount of debt held by SLD, which J.B. Hunt Transport intends to pay off at the time of closing. The acquisition is expected to close on July 31, 2017, and is subject to customary closing conditions set forth in the Agreement.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Equity Interests Purchase Agreement dated July 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 25th day of July 2017.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III
President and Chief Executive Officer
(Principal Executive Officer)

BY:	/s/ David G. Mee
David G. Mee
Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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